CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statements of Additional Information constituting parts of this Post Effective Amendment No. 29 to the registration statement on Form N-1A (The "Registration Statement") of our reports dated December 18, 1995, relating to the financial statements and financial highlights appearing in the October 31, 1995 Annual Reports to Shareholders of John Hancock Global Fund, John Hancock Global Income Fund, John Hancock International Fund and John Hancock Short-Term Strategic Income Fund, and our report dated December 14, 1995, relating to the financial statements and financial highlights appearing in the October 31, 1995 Annual Report to Shareholders of John Hancock Special Opportunities Fund which appears in such Statement of Additional Information and to the incorporation by reference of our report into the Prospectuses which constitute parts of this Registration Statement. We also consent to the references to us under the headings "Independent Auditors" in such Statement of Additional Information and to the references to us under the headings "The Fund's Financial Highlights" in such Prospectuses.




/s/Price Waterhouse LLP

PRICE WATERHOUSE LLP
Boston, Massachusetts
February 21, 1996